EXHIBIT 10.15                    EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective the 1st day of March, 2000, by and between Power Photo Kiosks Inc., a corporation with offices at 181 Whitehall Drive, Markham, Ontario L3R 9T1 (the "Employer") and Allan Turowetz residing at 25 Castleridge Drive, Richmond Hill, Ontario L4B 1P9 (the "Employee").

                                    WITNESSETH:

     WHEREAS, Employer desires to engage the services of Employee upon the terms set forth herein; and

     WHEREAS, Employee desires to be employed by Employer and to appropriately memorialize the terms and conditions of such employment.

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. BASIC EMPLOYMENT PROVISIONS

(a) Employment and Term. Employer hereby agrees to employ Employee (hereinafter referred to as the "Employment") as Executive Vice President of Employer (the "Position") and Employee agrees to be employed by Employer in such Position for a period of (5) years ending on the 31st day of March, 2005 (the "Termination Date"), unless terminated earlier as provided herein (the "Employment Period").

(b) Duties. Employee in the Position will be subject to the direction and supervision of the Board of Directors (the "Board") and will have those duties and responsibilities that are assigned to him during his Employment Period by the Board consistent with the position, provided that the Board will not assign any greater duties or responsibilities to the Employee than are necessary for the Employee's faithful and adequate performance of the duties and responsibilities assigned. The parties expressly acknowledge that the Employee will devote all of Employee's business time and attention to the transaction of the Employer's business as is reasonably necessary to discharge Employee's responsibilities hereunder. Employee agrees to perform faithfully the duties assigned to the best of Employee's ability.

     2. COMPENSATION

(a) Salary. During the Employment Period, Employer will pay to Employee a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such basic compensation will be One Hundred Thousand Dollars ($100,000.00 US) per year. Such salary will be reviewed as appropriate by the Board of the Employer and may be increased in the Board's sole discretion based upon the performance of the Employer. Such salary will accrue and be

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payable in accordance with the payroll practices of Employer in effect from time to time. All such payments will be subject to deductions and withholdings authorized or required by applicable law.

     In addition, in lieu of back salary the employee will receive a bonus of $75,000 once the company has raised a minimum of $1,500,000 in the private placement offering closing July 31, 2000.

(b) Bonus. An initial bonus of 105,000 free-trading shares valued at $1.00 per share will be granted to the employee once the $1,500,000 placement offering is completed.

     During the Employment Period, Employee may be eligible to receive any additional salary, bonus or other compensations as may be determined in the Board's sole discretion.

(c) Benefits. During the Employment Period, Employee will be entitled to such other benefits as are available to other key employees and executives of Employer, including, without limitation, group life, hospitalization and other insurance, paid vacations, and pension benefits.

(d) Automobile Allowance. Employer will pay Employee for reasonable automobile expenses actually incurred by Employee in the furtherance of the Employer's business.

     (e) Stock Options.

     (1) Under this agreement warrants are granted to Employee under a Warrant Plan implemented by Employer. Employee has the option to purchase up to a total of 100,000 shares of the Employer's common stock, annually, which options are exercisable at a price of $1.00 US per share. The stock options will begin to vest at the end of the fiscal year commencing on July 31, 2000 and each fiscal quarter thereafter. Employee will have five (5) years after the shares are vested to exercise said options.

     (2)  Notwithstanding  the five (5) year  period  set forth in  subparagraph
(e)(1), if for any reason the Employee is not employed by Employer at the end of such fiscal year, the options will vest and the Employee will be entitled to such stock options. In addition, if for any reason whatsoever Employee ceases to be employed by Employer, Employee will have one hundred and eighty (180) days from the date Employee ceased to be employed by Employer in the Position within which to exercise any options owned by him and in the event and to the extent he fails to exercise the options, they will lapse.

     (3) No option granted hereunder or any of the rights or privileges thereby conferred will be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and no such option, right or privilege will be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge or hypothecate or otherwise dispose of the option or any right or privilege conferred thereby, contrary to the

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provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such right or privilege will immediately become null and void.

     6. TERMINATION

(a) Death or Disability. This Agreement will terminate automatically upon the death or total disability of Employee. For the purpose of this Agreement, "total disability" will be deemed to have occurred if Employee will have been unable to perform the assigned duties due to mental or physical incapacity for a period of three (3) consecutive months or for any sixty (60) working days out of a six (6) month consecutive period.

(b) Cause. Employer may terminate the employment of Employee under this Agreement for Cause. For the purpose of this Agreement, "cause" will be deemed to be any felony convictions, fraud, dishonesty, competition with Employer, unauthorized use of any of Employer's trade secrets or confidential information, or failure to properly perform the duties assigned to Employee, in the reasonable judgment of Employer.

(c) Without Cause. Except in the case of change of control as defined herein, in which case subparagraph (d) will apply, Employer may terminate the employment of Employee under this Agreement with written notice to Employee (the "W/C Notice").

(d) Change of Control. Upon change of control of Employer, Employer may terminate this Agreement. For the purpose of this Agreement, "change of control" will mean a change in the control of Employer of a nature that would be required to be reported in response to (1) Item 1 of Form 8K; (2) Item 5(f) of Schedule 14A of Regulation 14A; or (3) any other rule of regulation as promulgated by the Securities and Exchange Commission.

(e) Voluntary Termination by Employee. Employee may terminate this Agreement with six (6) month written notice to Employer (the "V/T Notice").

     7. COMPENSATION UPON TERMINATION

(a) Death or Disability. If the Employment Period is terminated pursuant to the provisions of Section 3(a) above, the following will be payable:

     (1) In the case of death, no further compensation will be payable to Employee, except that Employee's estate, heir or beneficiaries, as applicable, will be entitled, in addition to any other benefits specifically provided to them under any benefit plan, to receive Employee's then current salary for the lesser (i) twelve (12) months from the date of death or (ii) for the balance of the Employment Period.


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     (2) In the case of disability,  no further  compensation will be payable to
Employee, except that Employee will be entitled, in addition to any other benefits specifically provided to Employee under any benefit plan, to receive Employee's then current salary for the lesser of (i) twelve (12) months from the date of the disability or (ii) for the balance of the Employment Period.

(b) Termination for Cause. If the Employment of Employee under this Agreement is terminated for cause pursuant to the provisions of Section 3(b) above, no further compensation will be paid to Employee after the date of termination and all benefits will cease at that time.

(c) Termination Without Cause. If the Employment o Employee under this Agreement is terminated pursuant to Section 3(c) above, Employee will be entitled to continue to receive from Employer the then current basic compensation hereunder for a period of three (3) years from the date of the W/C Notice, such amount to be paid in accordance with the payroll practices of Employer, and further will be entitled to receive the benefits to which Employee would otherwise be entitled pursuant to Section 2(c) above for a period of twelve (12) months from the date of the W/C Notice.

(d) Termination due to Change of Control. If the Employment of Employee under this Agreement is terminated pursuant to Section 3(d) above,

     (1) in the event that Employer's new management offers Employee a position, Employee will have thirty (30) days from the date the position is offered to decide where to accept or not. If Employee accepts, this Agreement will be terminated and all compensation will be in accordance with the new agreement. If the Employee rejects the offered position, Employee will be entitled to receive within sixty (60) days from the date of change of control, a lump sum equal to the Employee's then current salary for the greater of (i) (24) months or (ii) for the balance of the Employment Period, and further will be entitled to receive the benefits to which Employee would otherwise be entitled pursuant to
Section 2(c) above the greater of (i) twelve (12) months or (ii) for the balance of the Employment period from the date of the change of control;

     (2) in the event that the Employe s new management does not offer Employee a position, Employee will be entitled to receive within sixty (60) days from the date of change of control, a lump sum equal to the Employee's then current salary for the greater of (i) thirty six (36) months or (ii) for the balance of the Employment Period, and further will be entitled to receive the benefits to which Employee would otherwise be entitled pursuant to Section 2(c) above for the greater of (i) twenty-four (24) months or (ii) for the balance of the Employment period from the date of the change of control; and


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     (3) upon a change of control of the Employer, all warrants outstanding will vest and employee will have one hundred and eighty (180) days to exercise said warrants.

(e) Termination Due to Voluntary Termination by Employee. If the Employee voluntarily terminates the Employee's Employment pursuant to the provisions of
Section 3(e) above, Employee will be entitled to receive the then current salary of Employee for the greater of (i) six (6) months from the date of the V/T Notice or (ii) for the period from the date of the V/T Notice through the last day on which Employee remains in the Position.

     5. EXPENSE REIMBURSEMENT

     Upon submission of properly documented expense account reports, Employer will reimburse Employee for all reasonable business, travel and entertainment expenses incurred by Employee in the course of his Employment with Employer.

     6. ASSIGNMENT

     This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto, except that this Agreement all of the provisions hereof may be assigned by Employer to any successor to all or substantially all of its assets (by merger or otherwise) and may otherwise be assigned upon the prior written consent of Employee.

     7. CONFIDENTIAL INFORMATION

(a) Non-Disclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the Board.

(b) Definition. As used herein, "Confidential Information" means information disclosed to or known by Employee as a direct or indirect consequence of or through the Employment about Employer or its respective businesses, products and practices, which information is not generally known in the business in which Employer is or may be engaged. However, Confidential Information will not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Employee,
(ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employer, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by Employer for the benefit of Employee.

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(c) Return of  Property.  Upon  termination  of the  Employment,  Employee  will
surrender  to  Employer  all   Confidential   information,   including   without
limitation, all lists, charts, files, disks, tapes, programs, program and system manuals and documentation, schedules, reports, financial statements, books and records of the Employer, and all copies thereof, and all other property
belonging  to  the  Employer  will  be  accorded   reasonable   access  to  such
Confidential Information subsequent to the Employment Period for any proper purpose as determined in the reasonable judgment of Employer.

     8. AGREEMENT NOT TO COMPETE

     (a) Employee agrees:

     (a) To give the Board six (6) month's written advance notice of voluntary termination of Employment with Employer. Such notice will include Employee's future employment or self-employment intentions, identification of the prospective employer and the general nature of the prospective employment or self-employment, if known. Employer will continue to pay the then current salary to Employee in accordance with paragraph 4(e) above.

     (2) To participate in an exit interview conducted by a member of the personnel department of Employer and/or by a representative of Employer, at the time of or prior to the termination of Employment with Employer.

     (3) That for two (2) years following the termination of the Employment, Employee will promptly notify Employer of any change in the identification of Employee's employer or the nature of such employment or of self-employment.

     (4) Subject to the conditions hereinafter stated, Employee will not, within two (2) years of leaving the employ of Employer, engage or enter into employment by, or into self-employment or gainful occupation as, a Competing Business (as hereinafter defined) or act directly or indirectly as an advisor, consultant, sales agent, as defined herein or broker for a Competing Business. As used herein, "Competing Business" means a business that is engaged in the manufacture, sale or other disposition of a product or service or has under development a product or service that is in direct competition with a product or service, whether existing or under development, of the Employer. Employee acknowledges that Employer does not have an adequate remedy at law in the event Employee violates this provision and, therefore, Employee agrees that, in such an event, Employer will be entitled to seek equitable relief, including but not limited to, injunctive relieve and to withhold all payments due to Employee hereunder pending a judicial determination of whether Employee has violated this Agreement.


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     (b) Employer further agrees:

     (1) That within fifteen (15) business days after receiving identification of the prospective employer, the nature of the employment or self-employment pursuant to Paragraph 8(a)(1) above, or any change therein pursuant to Paragraph 8(a)(3) above, Employer will advise Employee as to whether such employment constitutes a Competing Business as defined in Paragraph 8(a)(4) above.

     (2) In the event Employer advises Employee that such employment constitutes a Competing Business, Employee agrees not to accept such employment offer from a prospective Employer or be self-employed provided Employer forwards to Employee at the end of each of the twenty-four (24) successive calendar months following the month in which Employment by Employer terminates, a check in the amount equal to one-half (1/2) of the monthly salary of Employee (exclusive of extra compensation of any kind) as of the Termination Date. Provided, however, that all payments due under this Paragraph 8(b)(2) will not be required during any periods that Employee is receiving payments under either Paragraphs 4(a) or 4(c).

     (c) The provisions of 8(a)(2) - 8(a)(4) and 8(b) will apply whether the termination is voluntary or involuntary and for whatever reason. In addition, 8(a)(1) will apply in the case of a voluntary termination by Employee.

     9. WAIVER OF AGREEMENT NOT TO COMPETE

     The Employer, based on the facts revealed to it by the Employee regarding the new employment and in its discretion upon written notification to Employee, may at any time waive or elect not to enforce the provisions of Paragraph 8(a)(4), in which event the obligations of Paragraph 8(b)(2) above will thereafter not apply.

     10. AGREEMENT NOT TO SOLICIT EMPLOYEES

     Employee agrees that, for a period of two (2) years following the termination of the Employment Period, Employee will not, on behalf of any business, engage in a business competitive with Employer, solicit or induce, or in any manner attempt to solicit or induce, either directly or indirectly, any key person employed by, or any agent of Employer, to terminate such employment or agency, as the case may be, with Employer. In the event of violation hereof, Employer may terminate any payments due to Employee hereunder.

     11. NO VIOLATION

     Employee hereby represents and warrants to Employer that the execution, delivery and performance of this Agreement or the passage of time, or both, will not conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's

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     affiliates  are a party or by which  Employee,  or to the best knowledge of
Employee, Employee's affiliates may be found or affected.

     12. CAPTIONS

     The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     13. NOTICES

     All notices required or permitted to be given hereunder will be in writing and will be deemed delivered, whether or not actually received, two (2) days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the other address as such party may designate by notice:

     Employer: Power Photo Kiosks Inc. 181 Whitehall Drive Markham, Ontario Canada L3R 9T1

         Employee:         Allan Turowetz
                           25 Castleridge Drive
                           Richmond Hill, Ontario
                           L4B 1P9

     14. INVALID PROVISIONS

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions will be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     15. ENTIRE AGREEMENT; AMENDMENTS

     This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, including the Prior Agreement, which is fully replaced hereby. This Agreement may be amended, in whole or in part only, by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of Employer expressly authorized by the Board to do so and by Employee.

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     16. WAIVER

     No delay or omission by any party hereto to exercise any right or power hereunder will impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

     17. COUNTERPARTS

     This Agreement may be executed in multiple counterparts, each of which will constitute an original, and all of which together will constitute one and the same agreement.

     18. GOVERNING

     This Agreement will be construed and enforced according to the laws of the Province of Ontario, Canada.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.




EMPLOYER:                                               EMPLOYEE:

Power Photo Kiosks Inc.                                 Allan Turowetz
181 Whitehall Drive                                     25 Castleridge Drive
Markham, Ontario                                        Richmond Hill, Ontario
L3R 9T1                                                 L4B 1P9

By: /s/ Ronald Terry Cooke                     /s/ Allan Turowetz
   -------------------------------------      ----------------------------------


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